As filed  with the  Securities  and  Exchange  Commission  on  August  28,  2002
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PATH 1 NETWORK TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    13-3989885
   (State or other jurisdiction               (IRS Employer Identification No.)
  incorporation or organization)

    6215 Ferris Square, Suite 140                           92121
       San Diego, California                             (Zip Code)
(Address of principal executive offices)

                      2000 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the plan)

                                FREDERICK A. CARY
          Chairman of the Board, President and Chief Executive Officer
                        Path 1 Network Technologies Inc.
           6215 Ferris Square, Suite 140, San Diego, California 92121
                     (Name and address of agent for service)

                                 (858) 450-4220
          (Telephone number, including area code, of agent for service)

                                 With Copies To:
                             Hayden J. Trubitt, Esq.
                         Brobeck, Phleger & Harrison LLP
                              12390 El Camino Real
                               San Diego, CA 92130

     This registration statement will become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises and/or stock issuances made under the 2000 Stock Option/Stock Issuance Plan.

                         CALCULATION OF REGISTRATION FEE

------------------------------------ ---------------- -------------------------- ------------------------- -------------------------
                                                          Proposed maximum           Proposed maximum
                                      Amount to be    offering price per share      aggregate offering            Amount of
Title of securities to be registered  registered (1)              (2)                    price (2)              registration fee
------------------------------------ ---------------- -------------------------- ------------------------- -------------------------
Common Stock, $0.001 par value         4,250,000                 $1.04                   $4,420,000                 $407.00
------------------------------------ ---------------- -------------------------- ------------------------- -------------------------

(1) This registration statement will also cover any additional shares of common stock which become issuable under the 2000 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant's common stock as reported by the National Association of Securities Dealers, Inc.'s Over The Counter
     Bulletin Board on August 14 , 2002.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the note to Part I of Form S-8.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we have on file at the Commission 's public reference room in Washington, DC. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. Our filings with the Commission are also available to the public at the Commission 's web site at http://www.sec.gov.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporate by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. We incorporate by reference in this registration statement the following documents previously filed with the Commission:

(a) Our annual report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission on April 15, 2002;

(b) Our quarterly report on Form 10-Q for the quarter ended June 30, 2002 filed with the Commission on August 14, 2002;

(c) Our proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, filed with the Commission on May 7, 2002;

(d) Our current reports on Form 8-K filed with the Commission on January 29, 2002, April 18, 2002 and July 18, 2002; and

(f) Our registration statement no. 000-30928 on Form 10 under the Exchange Act filed with the Commission on May 23, 2000 and declared effective on June 19, 2000, in which there is described the terms, rights and provisions applicable to our common stock, and any amendments or reports filed for the purpose of updating any such description.

     All reports and other documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     A copy of any of the above documents will be furnished to each participant in the 2000 Stock Option/Stock Issuance Plan, without charge, upon written or oral request to the Corporate Secretary, Path 1 Network Technologies Inc., 6215 Ferris Square, Suite 140, San Diego, California 92121, or upon telephoning us at
(858) 450-4220.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our certificate of incorporation, as amended, and our amended and restated bylaws contain provisions authorizing indemnification of and advancement of expenses to officers and directors. The indemnities provided by our charter documents

o    will continue as to a person who has ceased to be a director or officer,

o    will  inure  to  the  benefit  of  the  person's   heirs,   executors   and
     administrators, and

o will not be deemed to limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the bylaws, by agreement, vote of the stockholders or disinterested directors or otherwise.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which the person was or is threatened to be made a party by reason of the person's service, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that indemnification is proper under the circumstances.

     Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of any director, officer employee or agent of the corporation and certain other persons serving at the request of the corporation against any liability asserted against the person and incurred by the person in such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the Delaware General Corporation Law. We have purchased and presently maintain insurance on behalf of our directors and officers.

     In accordance with our charter documents, we have entered into indemnification agreements with our directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by the Delaware General Corporation Law, as it may be amended from time to time. The indemnification agreements also provide for specified additional indemnification. The indemnification agreements provide for us to advance to the individual any and all reasonable expenses, including legal fees and expenses, incurred in investigating or defending an action, suit or proceeding. To receive an advance of expenses, the individual must undertake to repay the advance upon a determination that he or she is not entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

Exhibit        Exhibit
Number

4 Instruments Defining the Rights of Stockholders. Incorporated by reference to our Certificate of Incorporation, as amended, filed as Exhibit 3.1 to our registration statement on Form 10, as amended, filed with the Commission on May 23, 2000; our Certificate of Amendment of Certificate of Incorporation, filed as Exhibit 3.1.1 to our annual report on Form 10-K, filed with the Commission on April 15, 2002; and our Amended and Restated Bylaws, filed as Exhibit 3.2 to our registration statement on Form 10, as amended, filed with the Commission on May 23, 2000.

5              Opinion and Consent of Brobeck, Phleger & Harrison LLP.

23.1           Consent of Ernst & Young LLP, Independent Auditors.

23.2           Consent  of  Brobeck,  Phleger &  Harrison  LLP is  contained  in
               Exhibit 5.

24 Power of Attorney. Reference is made to the signature page of this registration statement on Form S-8.

99.1 2000 Stock Option/Stock Issuance Plan (as amended and restated through June 14, 2002).

99.2 Form of Notice of Grant of Stock Option, incorporated by reference to Exhibit 10.20 to our registration statement on Form S-8, filed with the Commission on September 21, 2000.

99.3           Form of Stock  Option  Agreement,  incorporated  by  reference to
               Exhibit 10.21 to our registration statement on Form S-8, filed with the Commission on September 21, 2000.



ITEM 9.  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 28, 2002.


                 PATH 1 NETWORK TECHNOLOGIES INC.


                 By:
                 ------------------------------------------------
                    Frederick A. Cary
                    Chairman of the Board, President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Frederick A. Cary and Ronald D. Fellman, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as such person might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                                   DATE
                            Chief Executive Officer,          August 28, 2002
--------------------------  President and Director
Frederick A. Cary           (Principal Executive Officer)

                            Director of Finance               August 28, 2002
--------------------------  (Principal Financial and
Donald Raymond              Accounting Officer)

                            Director and Chief Technology     August 28, 2002
--------------------------  Officer
Ronald D. Fellman

                            Director                          August 28, 2002
--------------------------
Robert B. Clasen

                            Director                          August 28, 2002
--------------------------
James A. Bixby

                            Director                          August 28, 2002
--------------------------
Robert L. Packer

                                  EXHIBIT INDEX



Exhibit        Exhibit
Number

4 Instruments Defining the Rights of Stockholders. Incorporated by reference to our Certificate of Incorporation, as amended, filed as Exhibit 3.1 to our registration statement on Form 10, as amended, filed with the Commission on May 23, 2000; our Certificate of Amendment of Certificate of Incorporation, filed as Exhibit 3.1.1 to our annual report on Form 10-K, filed with the Commission on April 15, 2002; and our Amended and Restated Bylaws, filed as Exhibit 3.2 to our registration statement on Form 10, as amended, filed with the Commission on May 23, 2000.

5              Opinion and Consent of Brobeck, Phleger & Harrison LLP.

10             Form 10-Q as filed on August 14, 2002.

23.1           Consent of Ernst & Young LLP, Independent Auditors.

23.2           Consent  of  Brobeck,  Phleger &  Harrison  LLP is  contained  in
               Exhibit 5.

24 Power of Attorney. Reference is made to the signature page of this registration statement on Form S-8.

99.1 2000 Stock Option/Stock Issuance Plan (as amended and restated through June 14, 2002).

99.2 Form of Notice of Grant of Stock Option, incorporated by reference to Exhibit 10.20 to our registration statement on Form S-8, filed with the Commission on September 21, 2000.

99.3           Form of Stock  Option  Agreement,  incorporated  by  reference to
               Exhibit 10.21 to our registration statement on Form S-8, filed with the Commission on September 21, 2000.